Securities Act of 1933 File No.
(If application to determine eligibility of Trustee for delayed offering pursuant to Section 305(b)(2))

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
         Check if an Application to determine Eligibility of a Trustee
                         Pursuant to Section 305(b)(2)

                        -------------------------------

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                   94-1687665
                      (I.R.S. employer identification no.)

                                  Head Office:
             555 California Street, San Francisco, California 94104

                           Los Angeles Headquarters:
             555 South Flower Street, Los Angeles, California 90071
                    (Address of principal executive offices)


                            Jones Intercable, Inc.
                 ---------------------------------------------
              (Exact name of obligor as specified in its charter)


             Colorado                                  84-0613514
  -------------------------------                 -------------------
   (State or other jurisdiction of                 (I.R.S. employer
   incorporation or organization)                  identification no.)


                            9697 East Mineral Avenue
                            ------------------------
                              Englewood, CO  80112
                              --------------------
                    (Address of principal executive offices)


                          Subordinated Debt Securities
                          ----------------------------
                        (Title of Indenture Securities)


                         As of   September 8, 1995
                               -----------------------


--------------------------------------------------------------------------------

                                    FORM T-1

1.  GENERAL INFORMATION.  Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency
          Washington, D.C.

         Federal Deposit Insurance Corporation
          Washington, D.C.

         Federal Reserve Bank of San Francisco (Twelfth District)
          San Francisco, California

         Board of Governors of the Federal Reserve System
          Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.
         Yes.

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each affiliation.
    None.

    In answering this item the trustee has relied in part on information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. Trustee has also examined its own books and records for the purpose of answering this item.

3. VOTING SECURITIES OF THE TRUSTEE: Furnish the following information as to each class of voting securities of the trustee:

                            As of September 8, 1995
================================================================================
                COL. A                              COL. B
                                                    Amount
            Title of Class                       Outstanding
===============================================================================
     Common Stock (1.5625 Par Value)            38,304,198 Shares

4. TRUSTEESHIPS UNDER OTHER INDENTURES. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information.

    (a)  Title of the securities outstanding under each such other indenture.

                                 Not Applicable

    (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of such connection.
    None.

    In answering this item the trustee has relied in part on information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy of completeness of such information. Trustee has also examined its own books and records for the purpose of answering this item.

6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                            As of September 8, 1995
================================================================================
   COL. A            COL. B            COL. C             COL. D
                                                      Percentage of
                                                    Voting Securities
                                                      Represented by
                                     Amount Owned     Amount given in
  Name of Owner    Title of Class    Beneficially         Col. C
================================================================================
Less than 1%

7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                            As of September 8, 1995

================================================================================
   COL. A            COL. B            COL. C            COL. D
                                                      Percentage of
                                                    Voting Securities
                                                      Represented by
                                     Amount Owned     Amount given in
  Name of Owner    Title of Class    Beneficially        Col. C
================================================================================
None.

8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

                            As of September 8, 1995
===============================================================================
   COL. A            COL. B              COL. C            COL. D

                                      Amount Owned
                                      Beneficially
                                       or Held as
                                      Collateral
                  Whether the         Security for    Percent of Class
                  Securities are      Obligations       Represented
                  Voting or Non-       in Default        by Amount
Title of Class    Voting Securities    by Trustee     Given in Col. C
===============================================================================
Less than 1%.

    In answering this item the trustee has relied in part on information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. Trustee has also examined its own books and records for the purpose of answering this item.

9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEES. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the Trustee.

                            As of September 8, 1995
===============================================================================
   COL. A               COL. B            COL. C          COL. D

                                       Amount Owned
                                       Beneficially
                                       or Held as
                                        Collateral
                                       Security for    Percent of Class
Name of Issuer                         Obligations       Represented
     and                Amount          in Default        by Amount
Title of Class       Outstanding        by Trustee     Given in Col. C
===============================================================================
None.

In answering this item the trustee has relied in part on information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. Trustee has also examined its own books and records for the purpose of answering this item.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                            As of September 8, 1995
===============================================================================
   COL. A              COL. B            COL. C             COL. D

                                      Amount Owned
                                      Beneficially
                                       or Held as
                                       Collateral
                                      Security for      Percent of Class
Name of Issuer                         Obligations        Represented
     and                 Amount        in Default          by Amount
Title of Class        Outstanding      by Trustee       Given in Col. C
===============================================================================
Less than 1%.

    In answering this item the trustee has relied in part on information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. Trustee has also examined its own books and records for the purpose of answering this item.

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who to the knowledge of the trustee owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                            As of September 8, 1995
===============================================================================
   COL. A               COL. B          COL. C              COL. D

                                      Amount Owned
                                      Beneficially
                                       or Held as
                                      Collateral
                                      Security for      Percent of Class
Name of Issuer                        Obligations         Represented
     and                 Amount        in Default          by Amount
Title of Class        Outstanding      by Trustee        Given in Col. C
===============================================================================
Less than 1%.

    In answering this item the trustee has relied in part on information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. Trustee has also examined its own books and records for the purpose of answering this item.

The foregoing answers were prepared prior to the ascertainment of the Trustee of all of the facts and are based on incomplete information. Such answers are to be considered as correct unless amended.

12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

    Except as noted in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

                            As of September 8, 1995
================================================================================
   COL. A                      COL. B                      COL. C
Name of Indebtedness      Amount Outstanding              Date Due
--------------------      ------------------              --------

None
================================================================================
13. DEFAULTS BY THE OBLIGOR

    (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

    (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

14. AFFILIATIONS WITH THE UNDERWRITERS

    If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

15. FOREIGN TRUSTEE

    Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

16. LIST OF EXHIBITS

    List below all exhibits filed as a part of this statement of eligibility and qualification.

    Exhibit A
         Articles of Association of Bank of America National Trust and Savings Association (formerly Bank of Italy). By-Laws of Bank of America National Trust and Savings Association.

    *Exhibit B
         Copy of Charter under date of March 1, 1927 authorizing Bank of Italy National Trust and Savings Association to commence business of banking.

    *Exhibit C
         Copy of authorization of the Federal Reserve Board issued under date of November 1, 1930, granting Bank of America National Trust and Savings Association the right to act in a fiduciary capacity.

    *Exhibit D
         Certificate issued by the Comptroller of the Currency under date of November 1, 1930 evidencing consolidation of Bank of Italy National Trust and Savings Association and Bank of America of California under the corporate title of Bank of America National Trust and Savings Association.

    *Exhibit E
         Copy of Charter under date of March 31, 1969, authorizing B.A. National Bank to commence business of banking.

    *Exhibit F
         Copy of certificate issued by the Comptroller of the Currency under date of April 1, 1969, evidencing the merger of Bank of America National Trust and Savings Association into B.A. National Bank under the title "Bank of America National Trust and Savings Association".

    *Exhibit G
         A copy of the approval for "Bank of America National Trust and Savings Association" to operate the presently existing branches of Bank of America National Trust and Savings Association.

    Exhibit H
         Consent of Bank of America National Trust and Savings Association required by Section 321 (b) of the Act.

    Exhibit I
         Copy of the latest Report of Condition at the close of business on June 30, 1995 of the Trustee published in response to call made
         -------------
         by Comptroller of Currency.

    Exhibit J
         A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. (Not Applicable)

    Exhibit K
         Foreign trustees are required to furnish a consent to service of process (see Rule 10a-4 under the Act). (Not Applicable)

                                   SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Bank of America National Trust and Savings Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City and County of San
Francisco, State of California, on the     day of September, 1994.


                               BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION


                               By:     Kristin M. Boettger
                                  ------------------------------
                                        Kristin M. Boettger
                                        Assistant Vice President



Attest:  Jennifer Holder
       -------------------------------
         Jennifer Holder
         Vice President

                                   SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Bank of America National Trust and Savings Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City and County of San
Francisco, State of California, on the     day of September, 1994.


                               BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION


                               By:  /s/ Kristin M. Boettger
                                  ------------------------------
                                        Kristin M. Boettger
                                        Assistant Vice President



Attest:  /s/ Jennifer Holder
       -------------------------------
         Jennifer Holder
         Vice President

                                  EXHIBIT "H"

    The undersigned, as Indenture Trustee or prospective Indenture Trustee under the Indenture dated as of September 8, 1995, does hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request, in accordance with an to the extent prescribed under Section 321 of the Trust Indenture Act of 1939.



                               BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION


                               By:  /s/ Kristin M. Boettger
                                  ------------------------------
                                        Kristin M. Boettger
                                        Assistant Vice President



Attest: /s/ Jennifer Holder
       -------------------------------
         Jennifer Holder
         Vice President

                            ARTICLES OF ASSOCIATION

                                      AND

                                     BYLAWS

                        ------------------------------

                        BANK OF AMERICA NATIONAL TRUST

                            AND SAVINGS ASSOCIATION



                                           Articles:  Last Amended June 23, 1992
                                           Bylaws:    Last Amended May 26, 1994

                                     -----
                                     INDEX
                                     -----

                                                                   Page
                                                                   ----
Articles of Association                                            1
-----------------------

By-laws
-------

Article I               Offices                                    4

Article II              Meetings of Shareholders                   4

Article III             Directors                                  6

Article IV              Meetings of the Board of Directors         7

Article V               Committees                                 9

Article VI              Advisory Directors and
                        Advisory Boards

Article VII             Officers                                   15

Article VIII            Capital Stock--Certificates                17
                        of Stock

Article IX              Indemnification                            19

Article X               Emergency                                  21

Article XI              Miscellaneous                              22

                            ARTICLES OF ASSOCIATION
                                      OF
                                BANK OF AMERICA
                    NATIONAL TRUST AND SAVINGS ASSOCIATION


     FIRST. The title of the Association shall be "Bank of America National Trust and Savings Association."

     SECOND. The places where the banking houses and offices of the Association shall be located and its operations of discount and deposit carried on, and its general business conducted, shall be in the State of California, its Head Office being in the City and County of San Francisco, State of California, with such branches as may be authorized and established.

     The Board of Directors shall have the power to move any of the branches of the Association from one location to another as may be authorized by law or regulation, or to discontinue the operations of any of such branches. The Head Office of the Association and any of its branches may, pursuant to appropriate action taken by the Directors, be moved from one location to another, as may be authorized by law or regulation of the Comptroller of the Currency, and without action by the shareholders.

     THIRD. BOARD OF DIRECTORS. The Board of Directors shall consist of such number of directors, not less than five nor more than twenty-five, as shall be determined from time to time by resolution of the Board of Directors or by the shareholders at any annual or special meeting.

     A director of the Association shall not be personally liable to the Association or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Association or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of Sections 56 or 60 of Title 12 of the United States Code, or (iv) for any transaction from which the director derives any improper personal benefit. Any repeal or modification of the foregoing sentence shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

     FOURTH. The regular annual meeting of the shareholders of the Association shall be held in the city of its Head Office on such date as shall be from time to time established by bylaws duly adopted by the Association. At such meeting a Board of Directors shall be elected, but if no election shall be held on that day, it may be held at any regular adjournment thereof or at a subsequent special meeting called in accordance with the provisions of the laws of the United States.

     EIGHTH. AMENDMENTS TO ARTICLES OF ASSOCIATION AND SPECIAL MEETINGS OF SHAREHOLDERS. Except as otherwise specifically provided by these Articles of Association or by statute, these Articles of Association may be amended at any regular or special meeting of shareholders by a majority of the votes to which the holders of the shares of capital stock at the time outstanding are entitled. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by the holders of at least ten percent of the then outstanding shares of any class. Every such special meeting shall be called by mailing, not less than ten days before the time fixed for the meeting, to all shareholders of record entitled to act and vote at such meeting at their respective addresses as shown on the books of the Association, a notice stating the purpose of the meeting. Such notice may be waived in writing.

     Section 4. NOMINATIONS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Nominations other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall include the following information to the extent known to the nominating shareholder:

     (1)  Name and address of each proposed nominee;

     (2)  The principal occupation of each proposed nominee;

     (3) The total number of shares that, to the knowledge of the nominating shareholder, will be voted for each proposed nominee;

     (4)  The name and residence address of the nominating shareholder; and

     (5)  The number of shares owned by the nominating shareholder.

     Such nominations shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than fourteen days nor more than fifty days prior to any meeting of stockholders called for the election of Directors, provided however, that if less than twenty-one days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the Chairman of the meeting, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Association, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Bank issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. NOTICE OF SPECIAL MEETING. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting.

     Section 7. BUSINESS. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting or in a duly executed waiver of notice.

Directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of Directors exceed twenty-five. Each Director shall take and subscribe his or her Oath of Office before entering upon the duties of a Director. Each Director shall be a shareholder of BankAmerica Corporation, if and to the extent required by law. The Directors shall be elected at the annual meeting of shareholders, except as provided in Section 2 of this Article III, and each Director shall hold office until his or her successor is elected and qualified or until his or her earlier removal.

     Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify or until their earlier resignations or removals. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

     Section 3. RESIGNATIONS. Any Director of the Bank may resign at any time by giving written notice to the Chairman of the Board or President or to the Secretary of the Bank. The resignation of any Director shall take effect at the date of receipt of such notice or at any later date specified therein; and unless otherwise specified therein the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

     Section 4. GENERAL POWERS. The business of the Bank shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Bank and do all such lawful acts and things as are not by statute or by the Articles of Association or by these By-laws directed or required to be exercised or done by the shareholders.

     Section 5. COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Fees and expenses payable to Directors shall be in such amounts as shall be determined by the Board of Directors, except that no Director of the Bank who receives any salary as an officer or employee thereof shall receive any per diem or other compensation for attending any meeting of the Board of Directors or of the Executive Committee or of any other committee. The Board of Directors shall have power to fix the compensation of all officers and employees of the Bank.


                                  ARTICLE IV

                      MEETINGS OF THE BOARD OF DIRECTORS

     Section 1.  PLACE OF MEETINGS. The Board of Directors of the Bank

                                   ARTICLE V

                                  COMMITTEES


     Section 1. EXECUTIVE COMMITTEE. During the intervals between meetings of the Board, all power and authority of the Board regarding the management of the business and affairs of the Bank shall be exercised by the Executive Committee, except that the committee shall have no power:

     (a)  To amend the Articles of Association or the By-laws of the Bank.

     (b) To recommend to the shareholders of the Bank the sale, lease or exchange of all or substantially all of the Bank's property and assets.

     (c)  To adopt an agreement of merger or consolidation.

     (d) To recommend to the shareholders of the Bank the dissolution of the Bank or a revocation of a dissolution.

     (e)  To declare a dividend.

     (f)  To authorize the issuance of stock.

     (g) To appoint or remove the Chairman of the Board or the President of the Bank.

     The committee shall consist of such Directors as the Board may from time to time appoint by resolution passed by a majority of the whole Board.

     Section 2. MANAGING COMMITTEE. During intervals between meetings of the Executive Committee, the Managing Committee shall exercise the power and authority of the Executive Committee. The committee shall consist of such Directors or officers as the Board may from time to time appoint by resolution passed by a majority of the whole Board.

     Section 3. AUDITING AND EXAMINING COMMITTEE. The Auditing and Examining Committee shall provide assistance to the Board in meeting its responsibilities regarding the adequacy of internal controls, the quality and integrity of regulatory and financial accounting and reporting and the effectiveness of internal and external auditing of the Bank and its subsidiaries. The committee shall take appropriate action to encourage free and open communication among the Board, the independent accountants, and the officers of the Bank responsible for internal audit, credit examination, regulatory and financial accounting and reporting and the internal accounting controls of the Bank. In carrying out its duties, the committee shall review reports of regulatory examinations of the Bank, and management letters and other assessments of the adequacy of internal accounting controls from the independent accountants and from the internal auditors, together with any

Bank's Managing Committee and senior management as determined by the committee from time to time.

     The committee shall have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

     The committee shall consist of such Directors as the Board may from time to time appoint by resolution passed by a majority of the whole Board.

     No member of the committee shall be an active officer of the Bank or any of its subsidiaries, and no member shall have any relationship that, in the opinion of the Board, would interfere with the member's exercise of independent judgment as a member of the committee.

     In taking actions with respect to compensation of members of senior management as determined from time to time by BankAmerica Corporation, the committee shall take into account the recommendations of the Executive Personnel and Compensation Committee of BankAmerica Corporation (BAC committee). If the committee disagrees with any such recommendation, the committee shall consult with the BAC committee before taking any action.

     Section 5. NOMINATING COMMITTEE. The Nominating Committee shall recommend to the Board criteria for the selection of candidates to serve on the Board; evaluate all proposed candidates; recommend to the Board nominees to fill vacancies on the Board; and recommend to the Board prior to the annual meeting of shareholders a slate of nominees for election to the Board by the shareholders of the Bank at the annual meeting.

     The committee may also review and make recommendations to the Executive Committee or the Board with respect to the Bank's overall compensation program for Directors, including salary, perquisites, deferred compensation plans, stock or stock option plans or other incentive plans, and retirement plans.

     In carrying out its duties the committee shall seek possible candidates for the Board and otherwise aid in attracting qualified candidates to the Board. The committee shall be available to the Chairman of the Board or President and other members of the Board for consultation concerning candidates for the Board. The committee shall periodically review, assess and make recommendations to the Board with regard to the size and composition of the Board. The committee shall have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

     The committee shall consist of such Directors as the Board may from time to time appoint by resolution passed by a majority of the whole Board.

     No member of the committee shall be an active officer of the Bank, BankAmerica Corporation or any of their subsidiaries and no member shall have may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise such powers as may be specified in the resolution creating such committee. Each committee shall have such name as may be determined from time to time by the Board. The Board may change the members of any committee, fill vacancies and discharge any committee, with or without cause, at any time.

     Section 9. MEETING REQUIREMENTS. The Board shall designate one member of each committee to serve as chairman of the committee. Except as otherwise stated in these By-laws or a resolution of the Board, a number equal to a majority of the members of a committee shall be deemed to constitute a quorum for actions of the committee. If a quorum is not present at any meeting of a committee, the committee members present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise stated in these By-laws or in a resolution of the Board, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be necessary for action to be taken by the committee, and each committee shall hold regular and special meetings at times and places and upon notice as the committee may determine. In the absence of any other notice requirements, meetings of a committee may be called by the chairman of the committee or the Secretary, and must be called by the chairman of the committee or the Secretary upon the request of any two members of the committee, on at least 24 hours' notice to each committee member before the hour appointed for holding such meeting. Notice shall be given personally, or by leaving the notice at the member's place of business or residence, or by mailing the notice in San Francisco or Los Angeles, with the postage thereon fully prepaid, addressed to the member at his or her last known place of business or residence, or by telegraphing or telecopying the notice to the member at his or her last known place of business or residence. The method of notice of a special meeting shall be entered in the minutes of the special meeting, and the approval of the minutes at any subsequent meeting of the committee shall be conclusive upon the question of service.

     Section 10. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of the committee consent to the action in writing. The written consents shall be filed in the minute book of the committee.

     Section 11. TELEPHONE PARTICIPATION IN MEETINGS. Members of a committee may participate in a meeting of the committee by means of conference telephone or other communications equipment by means of which all persons participating can hear each other, and such participation shall constitute presence in person at the meeting.

     Section 12. SUBCOMMITTEES. Except as otherwise stated in these By-laws or a resolution of the Board, each committee may appoint and discharge subcommittees and may delegate to such subcommittees any of the power and of Directors, it shall be deemed advisable to have an Advisory Board for any branch or group of branches of the Bank, the Board of Directors may appoint an Advisory Board for such branch or group of branches, to be composed of such persons and to consist of such number as the Board of Directors may appoint and designate, and to have such rights and functions, and receive such compensation, as may be fixed by the Board of Directors. The Board of Directors may by resolution delegate the powers given it by this Section 3 of Article VI to the Executive Committee, such powers, if so delegated to the Executive Committee, to be exercised by it subject to the approval of the Board of Directors. Such Advisory Boards and the members thereof shall serve at the pleasure of the Board of Directors.



                                  ARTICLE VII

                                   OFFICERS

     Section 1. NUMBER AND TITLES. The officers of the Bank may be, and to the extent required by law shall include: a Chairman of the Board, a President, one or more Vice Chairmen of the Board, one or more Vice Chairmen, one or more Group Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Regional Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Cashier, one or more Assistant Cashiers, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board may from time to time by resolution create (the officer titles referenced in such resolutions being deemed included in these By-laws and incorporated herein by reference as though set forth fully herein), or as may be appointed in accordance with Section 2 of this Article. The persons with officer titles listed above or referenced in the resolutions referred to above, or titles created in accordance with Section 2 of this Article and referenced in the resolutions referred to above or listed above, shall be officers of the Bank. The Secretary or the executive officer of the Bank's human resources or personnel function or the delegates of either shall maintain or cause to be maintained a current list of authorized officer titles. The Board of Directors shall approve the list of authorized officer titles at least annually.

     The Board of Directors shall designate one officer of the Bank as the Chief Executive Officer and may in its discretion confer additional functional titles, including but not limited to Chief Operating Officer and Chief Financial Officer. The President shall be a member of the Board of Directors.

     Section 2. APPOINTMENT, TERM OF OFFICE. The officers shall be appointed by the Board of Directors and shall hold office at the pleasure of the Board. Nothwithstanding anything to the contrary in these By-laws contained, the Chairman of the Board, the President, any Vice Chairman of the may designate one such Vice Chairman of the Board as Senior Vice Chairman of the Board.

     Section 7. THE PRESIDENT. The President shall have such duties and authority as are set forth in these By-laws or may be assigned by the Board of Directors or by the Chairman of the Board.

     Section 8. THE VICE CHAIRMEN. The Board of Directors may appoint one or more Vice Chairmen. Each Vice Chairman shall have such duties and authority as may be assigned by the Board of Directors or by the officer to whom such Vice Chairman reports.

     Section 9. THE VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. The Board of Directors may create categories of Vice Presidents, including but not limited to Group Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Regional Vice Presidents and Assistant Vice Presidents. The Board of Directors, the Chairman of the Board or the President may designate seniority of ranking among categories of Vice Presidents. Each Vice President shall have such duties and authority as may be assigned by the Board of Directors or by the officer to whom such Vice President reports.

     Section 10. THE SECRETARY. The Secretary shall have charge and custody of the corporate seal, records and Minute Books of the Bank, shall keep correct written minutes of all meetings of shareholders and Directors, and shall give or cause, to be given notice of all meetings of the shareholders and of the Board of Directors in accordance with these By-laws and as required by law. The duties of the Secretary may be performed by any Assistant Secretary.

     Section 11. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general executive supervision of the business and affairs of the Bank.

     Section 12. THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall have such duties and authority as may be assigned by the Chief Executive Officer to whom the Chief Operating Officer shall report.

     Section 13. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial officer of the Bank.


                                 ARTICLE VIII

                     CAPITAL STOCK--CERTIFICATES OF STOCK


     Section 1. CERTIFICATES, TRANSFER AGENTS AND REGISTRARS. Every holder of stock in the Bank shall be entitled to have a certificate, signed the capital stock, subject to the provisions of the Article of Association and the national banking laws.


                                  ARTICLE IX

                                INDEMNIFICATION


     Section 1. RIGHT TO INDEMNIFICATION. Except as provided in Section 4, below, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a Director, officer, or employee of the Bank or is or was serving at the request of the Bank as a director, officer, or employee of, or in some other representative capacity for, another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, or employee or in any other capacity while serving as a Director, officer, or employee, shall be indemnified and held harmless by the Bank to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, or employee and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that except as
                                              --------  -------
provided in Section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Bank shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Bank. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Bank the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation
                   --------  -------
Law so requires, the payment of such expenses incurred by a Director of officer in such person's capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Bank of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise.

     Section 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the Bank within ninety days

                                   ARTICLE X

                                   EMERGENCY

     Section 1. APPLICATION. This Article shall operate during any emergency resulting from any disaster or other emergency condition when a quorum of the Board of Directors or a Board committee cannot readily be convened.

     Section 2. MEETINGS OF BOARD OR COMMITTEE. A meeting of the Board of Directors or Board committee may be called by any officer or Director by giving notice to the Directors or committee members who can be reached by any means the person calling the meeting deems feasible.

     Section 3. CONDUCT OF BUSINESS. During any emergency, the quorum requirements for all meetings of the Board of Directors and any Board committee shall be one-fourth of the members.

     (a) If no Board of Directors meeting can be held because a quorum cannot be assemble, then those Directors who can assemble may, by majority vote, reduce the Board of Directors to not less than five Directors and may elect emergency Directors.

     (b) If only one Director can be found, than that Director may appoint emergency Directors.

     (c) If no Director can be found, then the Chief Executive Officer or Acting Chief Executive Officer may appoint emergency Directors.

     Section 4. SUCCESSION. During any emergency when the Chief Executive Officer becomes incapacitated, cannot be located, or otherwise is unable to perform his or her duties, succession to the powers of the Chief Executive Officer as Acting Chief Executive Officer shall occur in the following order:

           Chairman of the Board,
           President,
           Vice Chairman of the Board,
           Vice Chairman,
           any member of Managing Committee,
           Cashier.

Priority within rank shall be set by seniority in the ranking office. If seniority in office dates from the same day, then seniority based on total length of service shall be determinative.

     Section 2. CONVEYANCE OF REAL PROPERTY, TRANSFER OF PERSONAL PROPERTY, AND EXECUTION AND DELIVERY OF DEEDS, LEASES, CONTRACTS, ETC. Authority to convey real property, transfer personal property, sign, execute and deliver deeds, leases, contracts, notes, negotiable instruments, agreements and all other written instruments and documents for and on behalf of the Bank, other than as set forth in these By-laws or as prescribed by law, shall be prescribed by resolutions adopted by the Board of Directors of the Bank from time to time.

     Section 3. SEAL. In the execution on behalf of the Bank of any instrument, document, writing, notice or paper, it shall not be necessary to affix the corporate seal of the Bank thereon, and any such instrument, document, writing, notice or paper when executed without said seal affixed thereon shall be of the same force and effect and as binding on the Bank as if said corporate seal had been affixed thereon in each instance.

     Section 4. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by law or by these By-laws or the Articles of Association, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 5. AMENDMENTS. These By-laws may be altered or repealed at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

     Section 6. FISCAL YEAR. The fiscal year of the Bank shall be the calendar year.

                                 CERTIFICATION

     I, Cheryl Sorokin, Secretary of Bank of America National Trust and Savings Association, a national banking association organized and existing under and by virtue of the laws of the United States of America and having its principal place of business in the City and County of San Francisco in the State of California, certify that the foregoing pages 1 to 3 inclusive constitute a true and correct copy of the Articles of Association of Bank of America National Trust and Savings Association, as amended and as they now exist, and that the foregoing pages 4 to 23 inclusive constitute a true and correct copy of the Bylaws of Bank of America National Trust and Savings Association, as amended and as they now exist.



Dated: September 9, 1994
      -------------------




                              /s/ Cheryl Sorokin
                  ------------------------------------------
                                   Secretary
                        BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION

                                                                       EXHIBIT I

Legal Title of Bank:  Bank of America, NT & SA        Call Date: 6/30/95 ST-BK:
Address:              P.O. BOX 3700                   06-1400 FFIEC 031
City, State  Zip:     San Francisco, CA 94137                         Page RC-1
FDIC Certificate No.: /0/3/5/1/0/
                      -----------


Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks for June 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                                                                  --------------
                                                                                                                         C400
                                                                                               ---------------------------------
                                                          Dollar Amounts in Thousands           RCFD              Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                          //////////////////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                    //////////////////////////////
    a. Noninterest-bearing balances and currency and coin (1).................................. 0081                 8,197,000  1.a.
    b. Interest-bearing balances (2) .......................................................... 0071                 7,529,000  1.b.
 2. Securities:                                                                                 //////////////////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A).............................. 1754                 3,312,000  2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)............................ 1773                 5,191,000  2.b.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices  //////////////////////////////
    of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                        //////////////////////////////
    a. Federal funds sold...................................................................... 0276                 3,100,000  3.a.
    b. Securities purchased under agreements to resell......................................... 0277                 1,377,000  3.b.
 4. Loans and lease financing receivables:                             ----------------------   //////////////////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C)   RCFD 2122  107,971,000   //////////////////////////////  4.a.
    b. LESS: Allowance for loan and lease losses...................... RCFD 3123    2,343,OOO   //////////////////////////////  4.b.
    c. LESS: Allocated transfer risk reserve.......................... RCFD 3128            0   /////////////////////////////   4.c.
    d. Loans and leases, net of unearned income,                       ----------------------   /////////////////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c)..................................... 2125              105,628,000   4.d.
 5. Trading assets (from Schedule RC-D)........................................................ 3545               14,243,000   5.
 6. Premises and fixed assets (including capitalized Leases)................................... 2145                2,725,000   6.
 7. Other real estate owned (from Schedule RC-M)............................................... 2150                  341,000   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)... 2130                  180,000   8.
 9. Customers' liability to this bank on acceptances outstanding............................... 2155                1,960,000   9.
10. Intangible assets (from Schedule RC-M)..................................................... 2143                2,278,000  10.
11. Other assets (from Schedule RC-F).......................................................... 2160                6,516,000  11.
12. Total assets (sum of items 1 through 11)................................................... 2170              162,577,000  12.

---------------------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bank of America, NT & SA        Call Date: 6/30/95 ST-BK:
Address:              P.O. BOX 3700                   06-1400 FFIEC 031
City, State  Zip:     San Francisco, CA  94137                         Page RC-2
FDIC Certificate No.: /0/3/5/1/0/
                      -----------

Schedule RC -- Continued

                                                                                               -------------------------
                                                                 Dollar Amounts in Thousands   //////////   Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                    /////////////////////////
13. Deposits:                                                                                  /////////////////////////
    a. In domestic offices (sum of totals of columns A and C from                              /////////////////////////
       Schedule RC-E, part I) ..............................................................   RCON 2200      77,671,000  13.a.
                                                                   --------------------------
       (1) Noninterest-bearing(1) ..............................    RCON 6631     24,594,000   /////////////////////////  13.a.(1)
       (2) Interest-bearing ....................................    RCON 6636     53,077,000   /////////////////////////  13.a.(2)
                                                                   --------------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and                                /////////////////////////
       IBFs (from Schedule RC-E, part II ...................................................   RCFN 2200      40,199,000  13.b.
                                                                   --------------------------
       (1) Noninterest-bearing .................................    RCFN 6631      1,783,000   /////////////////////////  13.b.(1)
       (2) Interest-bearing ....................................    RCFN 6636     38,416,000   /////////////////////////  13.b.(2)
                                                                   --------------------------
14. Federal funds purchased and securities sold under agreements to repurchase in domestic     /////////////////////////
    offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:              /////////////////////////
    a. Federal funds purchased .............................................................   RCFD 0278       2,709,000  14.a.
    b. Securities sold under agreements to repurchase ......................................   RCFD 0279         203,000  14.b.
15. a. Demand notes issued to the U.S. Treasury ............................................   RCON 2840           1,000  15.a.
    b. Trading liabilities (from Schedule RC-D) ............................................   RCFD 3548      10,931,000  15.b.
16. Other borrowed money:                                                                      /////////////////////////
    a. With original maturity of one year or less ..........................................   RCFD 2332       6,561,000  16.a.
    b. With original maturity of more than one year ........................................   RCFD 2333         453,000  16.b.
17. Mortgage indebtedness and obligations under capitalized lease ..........................   RCFD 2910          33,000  17.
18. Bank's liability on acceptances executed and outstanding ...............................   RFCD 2920       1,960,000  18.
19. Subordinated notes and debentures ......................................................   RCFD 3200       4,151,000  19.
20. Other liabilities (from Schedule RC-G) .................................................   RCFD 2930       6,156,000  20.
21. Total liabilities (sum of items 13 through 20) .........................................   RCFD 2948     151,028,000  21.
                                                                                               /////////////////////////
22. Limited-life preferred stock and related surplus .......................................   RCFD 3282               0  22.
EQUITY CAPITAL                                                                                 /////////////////////////
23. Perpetual preferred stock and related surplus ..........................................   RCFD 3838               0  23.
24. Common stock ...........................................................................   RCFD 3230         601,000  24.
25. Surplus (exclude all surplus related to preferred stock) ...............................   RCFD 3839       5,345,000  25.
26. a. Undivided profits and capital reserves ..............................................   RCFD 3632       5,729,000  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ..............   RCFD 8434         (80,000) 26.b
27. Cumulative foreign currency translation adjustments ....................................   RCFD 3284         (46,000) 27.
28. Total equity capital (sum of items 23 through 27) ......................................   RCFD 3210      11,549,000  28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21,22,   /////////////////////////
    and 28) ................................................................................   RCFD 3300     162,577,000  29.

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing              Number
    work performed for the bank by independent external  ------------------
    auditors as of any data during 1994..................  RCFD 6724  N/A   M.1.
                                                         ------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                      12